Financial Statements

                       Dayton Plastics Profit Sharing Plan

                          December 31, 1993 and 1992







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DAYTON PLASTICS PROFIT SHARING PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
(UNAUDITED)

                                                    December 31         December 31
                                                       1993                1992
ASSETS
 Society National Bank Collective Investment Funds     $     -          $4,073,104
 Wells Fargo Collective Investment Funds             3,871,182                   -
                                                    -----------         -----------
                    TOTAL INVESTMENTS                3,871,182           4,073,104


Receivables:
 Employer contribution receivable                      129,300                   -
                                                    -----------         -----------
    NET ASSETS AVAILABLE FOR PLAN BENEFITS          $4,000,482          $4,073,104
                                                    ===========         ===========





See notes to financial statements.






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DAYTON PLASTICS PROFIT SHARING PLAN


STATEMENT OF CHANGES IN NET ASSETS
AVAILABLE FOR PLAN BENEFITS
(UNAUDITED)

                                                                     Three-Way                  S&P          US          US
                                             Society                   Asset      Growth        500       Treasury     Tilts &
                                            Treasury       Sweep     Allocation    Stock       Stock     Allocation    Timing
                                              Fund        Account      Fund        Fund        Fund         Fund        Fund
                                           -----------   ---------   ---------   ---------   ---------   ----------   ---------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1992           $4,073,104          $0          $0          $0          $0           $0          $0

Investment Income:
   Interest
   Mutual fund income
   Gain on sale of investments                                         11,928       2,767        (810)      23,347       2,100
   Unrealized appreciation of
      investments                                          24,552                                                       12,966
                                           -----------   ---------   ---------   ---------   ---------   ----------   ---------
                                                    0      24,552      11,928       2,767        (810)      23,347      15,066

Contributions:
   Company profit sharing contribution                                 13,950       6,042      31,176       18,627       6,618
   Restore forfeiture                                     (22,256)
   1993 employer receivable                               129,300
                                           -----------   ---------   ---------   ---------   ---------   ----------   ---------
                                                    0     107,044      13,950       6,042      31,176       18,627       6,618
Distributions to employees
   partially and wholly with-
   drawn from the plan                                                                                                 (10,209)

Net transfers (from) to other
   funds                                   (4,065,024)         49     (25,878)     (8,809)    (30,366)     (41,974)    221,080

Administrative expenses                        (8,080)

                                           -----------   ---------   ---------   ---------   ---------   ----------   ---------
       NET ADDITIONS                       (4,073,104)    131,645           0           0           0            0     232,555

                                           -----------   ---------   ---------   ---------   ---------   ----------   ---------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1993                   $0    $131,645          $0          $0          $0           $0    $232,555
                                           ===========   =========   =========   =========   =========   ==========   =========


                                                 Money     Wellsfunds   Wellsfunds   Wellsfunds    Wellsfunds    Wellsfunds
                                                Market       Asset        Growth        Money          S&P        Treasury
                                                 Fund      Allocation     Stock        Market          500       Allocation
                                               ---------   ----------   ----------   -----------   -----------   ----------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1992                     $0           $0           $0            $0            $0           $0

Investment Income:
   Interest                                      16,469
   Mutual fund income                                         17,065        2,413        19,340        12,087       30,015
   Gain on sale of investments                                 2,237        1,496                       2,508        5,713
   Unrealized appreciation of
      investments                                             12,741        4,449                      37,420       (7,038)
                                               ---------   ----------   ----------   -----------   -----------   ----------
                                                 16,469       32,043        8,358        19,340        52,015       28,690

Contributions:
   Company profit sharing contribution           71,588
   Restore forfeiture                                                                    22,256
   1993 employer receivable
                                               ---------   ----------   ----------   -----------   -----------   ----------
                                                 71,588            0            0        22,256             0            0
Distributions to employees
   partially and wholly with-
   drawn from the plan                         (318,177)      (4,484)                  (199,940)       (2,874)     (39,924)

Net transfers (from) to other
   funds                                        230,120      631,355       74,601     1,527,613       945,060      542,173

Administrative expenses

                                               ---------   ----------   ----------   -----------   -----------   ----------
       NET ADDITIONS                                  0      658,914       82,959     1,369,269       994,201      530,939

                                               ---------   ----------   ----------   -----------   -----------   ----------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1993                     $0     $658,914      $82,959    $1,369,269      $994,201     $530,939
                                               =========   ==========   ==========   ===========   ===========   ==========




                                                    Total
                                                 ------------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1992                  $4,073,104

Investment Income:
   Interest                                           16,469
   Mutual fund income                                 80,920
   Gain on sale of investments                        51,286
   Unrealized appreciation of
      investments                                     85,090
                                                 ------------
                                                     233,765

Contributions:
   Company profit sharing contribution               148,001
   Restore forfeiture                                      0
   1993 employer receivable                          129,300
                                                 ------------
                                                     277,301
Distributions to employees
   partially and wholly with-
   drawn from the plan                              (575,608)

Net transfers (from) to other
   funds                                                   0

Administrative expenses                               (8,080)

                                                 ------------
       NET ADDITIONS                                 (72,622)

                                                 ------------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1993                  $4,000,482
                                                 ============

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